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                                                                    EXHIBIT 11.1


                                   REMEC, Inc.
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                          Three months ended                 Six months ended
                                                                      ---------------------------       ---------------------------
                                                                       August 4,       July 30,          August 4,        July 30,
                                                                         1996            1995             1996              1995
                                                                      ----------       ----------       ----------       ----------
Net income per common share:
               Net income                                             $  786,284       $  244,938       $1,465,447       $  678,193

Weighted average shares outstanding:
               Common stock                                            7,808,673        4,402,114        7,776,191        4,402,114
               Effect of common stock equivalents                        110,378               --           90,874               --
               Adjustments to reflect requirements of the                     --           44,000               --           44,000
                 Securities and Exchange Commission
                 (Effect of SAB 83)

               Effect of assumed conversion of preferred shares
                 from date of issuance                                        --        1,077,909               --        1,077,909
                                                                      ----------       ----------       ----------       ----------

                                                                       7,919,051        5,524,023        7,867,065        5,524,023
Net income per common share                                           ----------       ----------       ----------       ----------
                                                                      $     0.10       $     0.04       $     0.19       $     0.12
                                                                      ==========       ==========       ==========       ==========


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